Exhibit 99.2

Lionheart III Corp Announces Closing of Upsized $125 Million Initial Public Offering Including Full Exercise of Over-Allotment Option

November 8, 2021 17:35 ET

MIAMI, FL November 8, 2021 (GLOBE NEWSWIRE) -- Lionheart III Corp (the “Company”)announced today the closing of its upsized initial public offering of 12,500,000 units, which included the full exercise of the underwriters’ over-allotment option. The offering was priced at $10.00 per unit, generating total gross proceeds of $125,000,000. The units are listed on The Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “LIONU”.

Each unit consists of one share of the Company’s Class A common stock and one-half of one redeemable warrant, with each whole warrant exercisable to purchase one share of Class A common stock at a price of $11.50 per share (subject to adjustment). Only whole warrants will be exercisable. Once the securities comprising the units begin separate trading, the Class A common stock and the warrants are expected to be listed on Nasdaq under the symbols “LION” and “LIONW,” respectively.

The Company, led by Chairman, President and CEO, Ophir Sternberg (Founder and CEO of Lionheart Capital, LLC), Chief Financial Officer Paul Rapisarda and Chief Operations Officer Faquiry Diaz Cala, is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Although the Company may pursue an acquisition opportunity in any business, industry, sector or geographical location, the Company intends to acquire businesses of scale that the Company believes are poised for continued growth with capable management teams and proven unit economics, but potentially in need of financial, operational, strategic or managerial enhancement to maximize value. The Company’s independent directors are Roger Meltzer (Chairman Emeritus of DLA Piper LLP), Thomas Hawkins (former General Counsel of Blockbuster Entertainment Group), Thomas Byrne (former Vice-Chairman of Blockbuster Entertainment Group and President of the Viacom Retail Group), and James Anderson (owner of JA Real Estate Partners, LLC).

Nomura Securities International, Inc. acted as sole book-running manager of the offering, and Northland Securities, Inc. and Drexel Hamilton, LLC each acted as co-manager of the offering.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on November 3, 2021. The offering was made only by means of a prospectus. Copies of the prospectus relating to this offering may be obtained by contacting Nomura Securities International, Inc., Attention: Equity Syndicate Department, Worldwide Plaza, 309 West 49th Street, New York, New York 10019-7316, or by telephone at 212-667-9000, or by email at equitysyndicateamericas@nomura.com. Copies of the registration statement can also be accessed through the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of the net proceeds of the initial public offering and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Media Contact:

Faquiry Diaz, COO

fdc@lheartcapital.com

305.803.7575

Source: Lionheart III Corp

Released November 8, 2021